SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported)      June 24, 1996
                                                         -----------------------

                                  IMATRON INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
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                 (State or Other Jurisdiction of Incorporation)


        0-12405                                          94-2880078
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(Commission File Number)                    (I.R.S. Employer Identification No.)

389 Oyster Point Boulevard, South San Francisco, CA                    94080
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    (Address of Principal Executive Offices)                         (Zip Code)

                                 (415) 583-9964
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)




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5.  OTHER EVENTS.

         Effective June 24, 1996 Registrant and its wholly owned subsidiary HeartScan Imaging, Inc. ("HeartScan") entered into an agreement ("Agreement") with certain institutional and other accredited purchasers ("Purchasers") pursuant to which Registrant agreed to sell 100,000 shares of HeartScan Series A Preferred Shares ("Shares") to the Purchasers for an aggregate of $16,000,000. The Shares represent all the Series A Preferred Shares issued by HeartScan and outstanding and all of the HeartScan Series A Preferred shares owned by Registrant. The Shares are convertible, as described below, into a 40% fully diluted interest in HeartScan.

         Further, the Agreement provides certain additional rights to Purchasers. The Shares may be exchanged for Registrant's common stock at each Purchaser's option and without payment of additional consideration for a defined period and at a defined price, and thereafter for an additional period at a different price. The first exhange period begins on closing and ends on the earlier of two years or a HeartScan qualified public offering as defined. Purchasers may receive that number of Registrant's common shares as is determined by dividing $160 by $5.00. The second exchange period is a five-day period following the second anniversary of the closing and a similar period following each quarter thereafter until the fourth anniversary of the closing. Purchasers may receive that number of Registrant's common shares as is determined by dividing $160 by 73% of the then trading price of Registrant's common stock, but not less than $1.50. Alternatively, the Shares, by their terms, are also convertible into HeartScan common shares at a ratio initially established at 1:10.

         Purchasers of Shares are also granted the right to purchase, pro rata, any new securities issued by HeartScan at the price proposed to be issued. Purchasers are entitled to receive certain financial and corporate information so long as they hold the Shares. Purchasers are entitled to elect two designated representatives to HeartScan's board of directors so long as the purchasers in the aggregate retain 20% of HeartScan's common stock (or shares convertible into such common shares), or to elect one representative so long as the purchasers in the aggregate retain 10% of HeartScan's common stock. The right to designated representatives on the board of directors terminates on the earlier of a qualified HeartScan public offering as defined, ownership of less than 10% in the aggregate of HeartScan's common stock, or ten years from the closing.

         HeartScan has agreed that it will not engage in certain activity or conduct, without written approval of two-thirds of the purchasers. That conduct includes entering into any material transaction with an affiliate; entering into any additional business; merging, liquidating or selling substantially all its assets; issuing or selling any other stock except a qualified public offering, shares already reserved for purchase pursuant to employee plans, or stock issuable pursuant to this Agreement; declaring or paying dividends, or redeeming stock other than related to terminating employees; or investing in any other business.

ITEM 7.  EXHIBIT.

         10.1. Stock Purchase Agreement dated as of June 24, 1996 among Registrant, HeartScan Imaging, Inc. and Purchasers Listed on Exhibit A, including Exhibits A, B, C, D and E.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   IMATRON INC.
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Date: June 28, 1996                     By       /s/ Gary H. Brooks
                                        ----------------------------------------
                                                     Gary H. Brooks
                                        Its: Vice President, Finance and
                                             Administration, Chief Financial
                                             Officer and Secretary